SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2005.

FBR Securitization, Inc.

(Exact name of registrant as specified in charter)

Delaware	333-122578	20-2028732

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1001 Nineteenth Street North, Arlington, VA 22209

(Address of principal executive offices)       (Zip Code)

Registrant’s telephone number, including area code (703) 312-9500

(Former name or former address, if changed since last report.)

Item 8.01. Other Events.

     Subsequent to the filing of this Current Report on Form 8-K, the Registrant’s Mortgage-Backed Notes, Series 2005-1 (the “Offered Securities”) will be registered for sale under the Registrant’s effective Shelf Registration Statement on Form S-3 (333-122578) and will be offered pursuant to the Prospectus and a related Prospectus Supplement to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and Rule 424 thereunder.

     In connection with the offering of the Offered Securities, Friedman, Billings, Ramsey & Co., Inc. (the “Underwriter”) has prepared and disseminated to potential purchasers a “Series Term Sheet” as such term is defined in the No-Action response letter to Greenwood Trust Company, Discover Card Master Trust I (publicly available April 5, 1996). The Underwriter has also prepared and disseminated to potential investors “Computational Materials” as such term is defined in the No-Action response letter to Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (publicly available February 17, 1995). In accordance with such No-Action letter, the Registrant is filing herewith such Series Term Sheet as Exhibit 99.1, and such Computational Materials as Exhibit 99.2, Exhibit 99.3, Exhibit 99.4, Exhibit 99.5, Exhibit 99.6, Exhibit 99.7, Exhibit 99.8 and Exhibit 99.9.

     The information in such Series Term Sheet and Computational Materials is preliminary and will be superseded by the final Prospectus Supplement relating to the Offered Securities and by any other information subsequently filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements, Pro Forma Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Series Term Sheet

99.2	Computational Materials

99.3	Computational Materials

99.4	Computational Materials

99.5	Computational Materials

99.6	Computational Materials

99.7	Computational Materials

99.8	Computational Materials

99.9	Computational Materials

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2005	FBR SECURITIZATION, INC.

	By:	/s/ Richard J. Hendrix

	Name:	Richard J. Hendrix
	Title:	President

[Form 8-K With Series Term Sheet and Computational Material]

Exhibit Index

Exhibit No.		Page
99.1	Series Term Sheet	[Electronic Format]
99.2	Computational Materials	[Electronic Format]
99.3	Computational Materials	[Electronic Format]
99.4	Computational Materials	[Electronic Format]
99.5	Computational Materials	[Electronic Format]
99.6	Computational Materials	[Electronic Format]
99.7	Computational Materials	[Electronic Format]
99.8	Computational Materials	[Electronic Format]
99.9	Computational Materials	[Electronic Format]